UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2020

J.Crew Group, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 333-175075

Delaware	22-2894486
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

225 Liberty Street

New York, New York 10281

(Address of principal executive offices, including zip code)

(212) 209-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.03	Bankruptcy or Receivership.

On May 4, 2020, Chinos Holdings, Inc. (“Parent”), the ultimate parent of J.Crew Group, Inc. (the “Company”), Chinos Intermediate Holdings A, Inc. (“Chinos A”), an indirect parent of the Company, Chinos Intermediate Holdings B, Inc. (“Chinos B”) the direct parent of the Company, the Company and certain of the Company’s direct and indirect subsidiaries (collectively, the “Debtors”) filed voluntary petitions (the cases commenced thereby, the “Chapter 11 Cases”) under chapter 11 of title 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Eastern District of Virginia, Richmond Division (the “Bankruptcy Court”). The Debtors will continue to operate their businesses as “debtors in possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code. The Debtors intend to continue to operate their businesses in the ordinary course during the pendency of the Chapter 11 Cases. To assure ordinary course operations, the Debtors are seeking approval from the Bankruptcy Court for a variety of “first day” motions seeking various relief, authorizing the Debtors to maintain their operations in the ordinary course.

For Bankruptcy Court filings and other additional information related to the Chapter 11 Cases available from time to time, please see www.omniagentsolutions.com/chinos.

Item 7.01 Regulation FD Disclosure.

In connection with discussions regarding the Chapter 11 Cases with certain of the Company’s stakeholders (the “Confidential Information Parties”), the Company provided certain confidential information (the “Confidential Information”) to such Confidential Information Parties. The Confidential Information is attached hereto as Exhibit 99.1.

The Confidential Information was prepared by the Company solely to facilitate discussions regarding potential transactions between the Company and the Confidential Information Parties. The Confidential Information was not prepared with a view toward public disclosure and should not be relied upon to make an investment decision with respect to J.Crew. The inclusion of the Confidential Information should not be regarded as an indication that J.Crew or any third party consider the Confidential Information to be a reliable prediction of future events, and the Confidential Information should not be relied upon as such. The Confidential Information includes certain potential values for illustrative purposes only and such values are not the result of, and do not represent, actual valuations, estimates, forecasts or projections of J.Crew or any third party and should not be relied upon as such. Neither J.Crew nor any third party has made or makes any representation to any person regarding the accuracy of any Confidential Information or the ultimate outcome of any potential restructuring transaction, and none of them undertakes any obligation to publicly update the Confidential Information to reflect circumstances existing after the date when the Confidential Information was prepared or conveyed or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Confidential Information are shown to be in error. No assurance can be given that any transactions discussed between the Company and Confidential Information Parties will occur.

The information in this report under Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
99.1	Confidential Information

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

J.CREW GROUP, INC.

Date: May 4, 2020	By:	/s/ Vincent Zanna
Vincent Zanna
Chief Financial Officer and Treasurer